As filed with the Securities and Exchange Commission on October 15, 1997
                                                         Registration No. 33-
=============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                 ____________

                              RCN CORPORATION
            (Exact name of issuer as specified in its charter)


            Delaware                                           22-3498533
   (State or jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                            105 Carnegie Center
                         Princeton, NJ 08540-6215
                               609-734-3700
                 (Address of principal executive offices)

                               ____________

                        RCN CORPORATION 401(k) PLAN
                         (Full title of the Plan)

                               ____________

                         John D. Filipowicz, Esq.
             Senior Vice President, Assistant General Counsel
                          and Assistant Secretary
                            105 Carnegie Center
                         Princeton, NJ 08540-6215

                  (Name and address of agent for service)
Telephone number, including area code, of agent for service: (609) 734-3700

                               ____________

                                 Copy to:
                          William L. Taylor, Esq.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, NY 10017
                              (212) 450-4000




                               CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                Proposed
                                                                Maximum
                                              Amount            Offering            Proposed            Amount of
               Title of                        to be             Price          Maximum Aggregate      Registration
     Securities to be Registered           Registered(1)      per Share(2)       Offering Price            Fee
     ---------------------------           -------------      ------------      -----------------      ------------

Common Stock (par value $1.00 per
 share)...............................        250,000            $42.25            $10,562,500             $3,201

====================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.

(2) Estimated pursuant to Rule 457(C) under the 1933 Act solely for the purpose of computing the registration fee, based upon the closing price of the securities being registered hereby on NASDAQ on October 13, 1997.

          This Registration Statement Includes a Total of 13 Pages.

                           Exhibit Index on Page 11.

=============================================================================




                                  PART I

               The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

               This information required to be provided to participants pursuant to this Item is set forth in the Prospectus for the RCN Corporation 401(k) Plan (the "Plan"), sponsored by RCN Corporation.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

               The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.



                                    PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               RCN Corporation (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 250,000 shares of the Registrant's Common Stock, par value $1.00 per share ("Common Stock"), for issuance pursuant to the Plan and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"),
(Commission 1934 Act File Number 0-22825), are incorporated by reference herein:

              (1) The Registrant's 1934 Act Registration Statement on Form 10, filed with the Commission on July 9, 1997, as amended from time to time, (the "Form 10").

              (2) All other reports filed with the Commission by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

              (3) The description of the Registrant's Common Stock contained in the Registrant's Form 10, including any amendment thereto or report filed for the purpose of updating such description.

               Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

               Not applicable, see Item 3(3) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Raymond B. Ostroski, Esq. holds options to purchase shares of Common Stock and/or holds, directly or indirectly, shares of Common Stock, the aggregate value of which such holdings exceeds $50,000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

               Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for the indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

               In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.  EXHIBITS


Exhibit
 Number                                              Exhibit
--------                                             -------

  4.01            Form of Amended and Restated Certificate of Incorporation of the Registrant.  (Incorporated
                    herein by reference to Exhibit 3.1 to the Form 10).*
  4.02            Form of Amended and Restated Bylaws of the Registrant.  (Incorporated herein by reference to Exhibit 3.2 to the Form 10).*
  5.01            Opinion of Raymond B. Ostroski, Esq. as to the legality of the Common Stock being registered pursuant hereto. The Registrant undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (the "Service") in a timely manner and that it will make all changes required by the Service to issue a determination letter with respect to the
                    Plan.
 23.01            Consent of Independent Public Accountants--Coopers & Lybrand L.L.P.
 23.02            Consent of Raymond B. Ostroski, Esq. (included in his opinion filed as Exhibit 5.01).
 24.01            Powers of Attorney (included on the signature page of this registration statement).

-------------
<F1>
 * Incorporated by reference.



ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

              (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                  EXPERTS

               The financial statements incorporated in this Form S-8 by reference to the Form 10 as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.


                               LEGAL MATTERS

               The validity of the Common Stock offered hereunder has been passed upon by Raymond B. Ostroski, Esq., Princeton, New Jersey.


                                SIGNATURES

               THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PRINCETON, STATE OF NEW JERSEY, ON THIS 15th DAY OF OCTOBER 1997.


                                    RCN CORPORATION



                                    By: /s/ John Filipowicz
                                        -------------------------------
                                            John Filipowicz
                                            Vice President, Assistant
                                            General Counsel


                             POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS DAVID C. MCCOURT, BRUCE
C. GODFREY AND MICHAEL J. MAHONEY AND EACH OF THEM, OUR TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO DO ANY AND ALL ACTS AND THINGS AND EXECUTE, IN THE NAME OF THE UNDERSIGNED, ANY AND ALL INSTRUMENTS WHICH SAID ATTORNEYS-IN-FACT AND AGENTS MAY DEEM NECESSARY OR ADVISABLE IN ORDER TO ENABLE RCN CORPORATION TO COMPLY WITH THE SECURITIES ACT OF 1933 AND ANY REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN RESPECT THEREOF, IN CONNECTION WITH THE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION, POWER AND AUTHORITY TO SIGN THE NAME OF THE UNDERSIGNED TO SUCH REGISTRATION STATEMENT, AND ANY AMENDMENTS TO SUCH REGISTRATION STATEMENT (INCLUDING POST-EFFECTIVE AMENDMENTS), AND TO FILE THE SAME WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, TO SIGN ANY AND ALL APPLICATIONS, REGISTRATION STATEMENTS, NOTICES OR OTHER DOCUMENTS NECESSARY OR ADVISABLE TO COMPLY WITH APPLICABLE STATE SECURITIES LAWS, AND TO FILE THE SAME, TOGETHER WITH OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE APPROPRIATE STATE SECURITIES AUTHORITIES, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, AND ANY OF THEM, OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


Signature                              Title                                Date
---------                              -----                                ----


/s/ David C. McCourt
-------------------------       Chief Executive Officer               October 15, 1997
David C. McCourt                (Principal Executive Officer);
                                Chairman of the Board

/s/ Bruce C. Godfrey
-------------------------       Executive Vice President and          October 15, 1997
Bruce C. Godfrey                Chief Financial Officer,
                                Director (Principal Financial
                                Officer and Principal Accounting
                                Officer

/s/ Michael J. Mahoney
-------------------------       President and Chief Operating         October 15, 1997
Michael J. Mahoney              Officer, Director

/s/ James Q. Crowe
-------------------------       Director                              October 15, 1997
James Q. Crowe

/s/ Thomas May
-------------------------       Director                              October 15, 1997
Thomas May

/s/ Walter Scott, Jr.
-------------------------       Director                              October 15, 1997
Walter Scott, Jr.

/s/ Michael B. Yanney
-------------------------       Director                              October 15, 1997
Michael B. Yanney


-------------------------       Director                              October 15, 1997
Alfred Fasola

/s/ Thomas P. O'Neill, III
-------------------------       Director                              October 8, 1997
Thomas P. O'Neill, III


-------------------------       Director                              October 15, 1997
Richard R. Jaros

/s/ Eugene Roth
-------------------------       Director                              October 15, 1997
Eugene Roth

/s/ Stuart Graham
-------------------------       Director                              October 8, 1997
Stuart Graham




      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on October 15, 1997.




                               THE RCN CORPORATION 401(k) PLAN



                               By /s/ Gary Isaacs
                                  ------------------------------------
                                   Gary Isaacs
                                   (Vice President, Human Resources)





                             INDEX TO EXHIBITS


                                                                                      Sequentially
Exhibit Number                         Exhibit                                        Numbered Page
--------------                         -------                                        _____________

4.01                  Form of Certificate of Incorporation of the Registrant.              *
                      (Incorporated herein by reference to Exhibit 3.1 to the
                      Registrant's 1934 Act Registration Statement on Form 10,
                      1934 Act File No. 0-22825 (the "Form 10")).*

4.02                  Form of Amended and Restated Bylaws of the Registrant.               *
                      (Incorporated herein by reference to Exhibit 3.2 to the Form
                      10).*

5.01 Opinion of Raymond B. Ostroski, Esq. as to the legality of the Common Stock being registered pursuant hereto. The
                      Registrant undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (the
                      "Service") in a timely manner and that it will make all changes required by the Service to issue a determination letter with respect to the Plan.

23.01                 Consent of Independent Public Accountants -- Coopers &
                      Lybrand L.L.P.

23.02 Consent of Raymond B. Ostroski, Esq. (included in his opinion filed as Exhibit 5.01).

24.01 Powers of Attorney (included on the signature page of this registration statement).

-------------
* Incorporated by reference.